FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
      STATE OF NEVADA
        FEB 19 1993
CHERYL A. LAU SECRETARY OF STATE
       /S/ CHERYL A LAU

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                            CRESCENT GOLD CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

       I, the undersigned, do this day voluntarily acknowledge the forming of a corporation under and pursuant to the law of the State of Nevada, and I HEREBY
CERTIFY:

       FIRST:   The name of the corporation is
                Crescent Gold Corporation

       SECOND: The registered office of this corporation is to be at 675 Fairview Drive Suite 246 - 264
                P.O. Box 2849
in the city of Carson 89702 State of Nevada.

       FIRST CARTEL, INC. is hereby named as Resident Agent of this corporation and in charge of it's said office in Nevada.

       THIRD:   The nature of the business, object and purpose to be transacted, promoted, or carried on by the corporation are:

       A. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Central Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

       B. To purchase, receive, take by grant, gift, devise, bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property. or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of it's property and assets, or any interests therein, wherever situated.

       C. To engage generally in the mining business as principal, and in any lawful capacity, and generally to take, lease purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve develop, and otherwise handle manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of.

                                       (1)

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To generally deal in and with as principal, agent, broker, and in any lawful capacity, a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, and in any other lawful capacity. To deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

       D. To apply for register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, or dispose of and in any manner deal with and contract with reference to:

       Inventions, devices, formulae, processes, improvements and modifications thereof, letters patent, patent rights, patented processes, copy rights, designs, and similar rights, trade-marks, trade names, franchises, licenses, grants and concessions.

       E. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

       F. To lend money in furtherance of it's corporate purposes, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete. To borrow money without limit as to amount and to such rate of interest as it may determine; from the time to time to issue and sell its securities, including it's shares of stock, notes, bonds, debentures, and other obligations, in and such amounts and such terms and conditions, for such purposes and for such prices, and or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations.

       G. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct itself, whether or not such participation involves sharing or delegation of control with or to others.

       H. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct it's business in all or any branches in any lawful capacity.

       The foregoing enumeration of specific purposes and powers shall not be held to be limited or restricted in any manner the purposes and powers of the corporation by references to or inference from the terms of provisions of any other clause, but shall be regarded as independent purposes.

       FOURTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or emission of any such director or officer, provided, however that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve international misconduct, fraud or a knowing violation of law.

                                       (2)

       FIFTH: The amount of the total capital stock of the corporation is TWENTY FIVE THOUSAND DOLLARS ($25,000.00) consisting of two million five hundred thousand shares of common stock par value one cent each.

       SIXTH: The number of the governing board shall be styled DIRECTORS and the number of such directors shall be not less than one (1) or more than five
(5). The first board of directors shall be one member whose name and post office address is as follows:
                                    Mr. James B. Somervail
                                    2290 Saddle Ridge Ct.
                                    Reno, Nevada 89509

       SEVENTH: The initial number of stockholders will be one (1). Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

       EIGHTH: The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

       NINTH: This corporation is to have perpetual existence.

       I, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

This 19th day of February 1993.
                                             /s/ Garver Caplz
                                          ------------------------------------
                                          Address: P.O. Box 2849 Carson City Nv.

State of Nevada:
                 ss
City of Carson:
On February 19 1993 before me the undersigned, a Notary Public in and for said State, personally appeared Carver Caple to me known to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.
                                                  /s/ Jano Barnhurst
                                                  ------------------------------
                                                  Notary Public

                                                           JANO BARNHURST
                                                      NOTARY PUBLIC - NEVADA
                                    [SEAL HERE]             CARSON CITY
                                                    My Appt. Expires Dec 9, 1993

                                       (3)